                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 1999

                        MORROW SNOWBOARDS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               OREGON                   0-27002             93-1011046
  (STATE OR OTHER JURISDICTION OF     (COMMISSION          (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)     FILE NUMBER)     IDENTIFICATION NUMBER)

                        2600 PRINGLE ROAD, S.E.
                            SALEM, OR 97302
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                            (503) 375-9300
          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
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ITEM 5.  OTHER EVENTS.

     As previously reported in the Current Report on Form 8-k for November
5, l999 filed with the Securities and Exchange Commission on November 15, l999 ("11/15/99 Form 8-k"), the Company purchased 250,000 shares of Globalgate e-Commerce, Inc. ("Globalgate") Series A Participating Convertible Preferred Stock ("Series A Preferred") at a purchase price of $1.00 per share ($250,000). On November 29, l999, the Company purchased an additional 500,000 shares of Globalgate Series A Preferred at a price of $1.00 per share ($500,000), bringing the total Globalgate Series A Preferred shares held to 750,000 shares. Information regarding Globalgate and the Series A Preferred is contained in the 11/15/99 Form 8-k.


                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on December 10, 1999.

                                        MORROW SNOWBOARDS, INC.


                                        By: /s/ P. Blair Mullin
                                           -------------------------------------
                                           P. Blair Mullin
                                           PRESIDENT AND CHIEF FINANCIAL OFFICER
                                           (PRINCIPAL EXECUTIVE, FINANCIAL AND
                                           ACCOUNTING OFFICER)

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